The Bancorp, Inc. Reports Second Quarter 2006 Earnings

Wilmington, De – July 31, 2006 — The Bancorp, Inc. (“Bancorp”) (Nasdaq NM: TBBK)

Second Quarter 2006 Financial highlights:

•	Diluted earnings per share for the three months ended June 30, 2006 increased 83.3% to $0.22 compared to $0.12 for the three months ended June 30, 2005

•	Total loans increased 23.7% to $842.8 million at June 30, 2006 from $681.6 million at December 31, 2005

•	Efficiency ratio decreased to 53.04% for the three months ended June 30, 2006 from 58.87% for the three months ended June 30, 2005

•	Net interest margin increased to 4.43% for the three months ended June 30, 2006 from 4.20% for the three months ended June 30, 2005

Bancorp, a bank holding company, reported net income available to common shareholders for the three months ended June 30, 2006 of $3.1 million, or $0.22 diluted earnings per share compared to net income available to common shareholders of $1.5 million, or $0.12 diluted earnings per share, for the three months ended June 30, 2005. On January 1, 2006, Bancorp adopted Statement of Financial Accounting Standards (FAS) 123 ®, “Share-Based Payments”, requiring the expensing of our stock compensation plans based on the fair value of the awards. The impact of the adoption of FAS 123® is included in the financial results for the second quarter of 2006 ($92,000 of non-interest expense). The second quarter of 2005 is shown on a pro forma basis in the condensed income statement, as a result of the adoption of the modified prospective method.

Bancorp reported net income available to common shareholders for the six months ended June 30, 2006 of $5.9 million, or $0.42 diluted earnings per share compared to net income available to common shareholders of $1.8 million, or $0.15 diluted earnings per share, for the six months ended June 30, 2005. The impact of the adoption of FAS 123® is included in the financial results for the six months ended June 30, 2006 ($184,000 of non-interest expense). The six months ended June 30, 2005 is shown on a pro forma basis in the condensed income statement.

At June 30, 2006, Bancorp’s total assets were $1.1 billion, an increase of $187.9 million or 20.5% from December 31, 2005. Loans grew to $842.8 million, an increase of $161.2 million or 23.7% from those of December 31, 2005, and deposits grew to $896.9 million, an increase of $164.3 million or 22.2%, from deposits at December 31, 2005. Total common shares outstanding were 13,673,823 at June 30, 2006 and 13,637,148 at December 31, 2005.

Conference Call Webcast
Interested parties can access the LIVE webcast of Bancorp’s Quarterly Earnings Conference Call at 11:30 AM EDT on Tuesday, August 1, 2006 by clicking on the webcast link on Bancorp’s homepage at www.thebancorp.com. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on Bancorp’s investor relations website and telephonically until Tuesday, August 8, 2006 by dialing 888-286-8010, access code 51925918.

About Bancorp
Bancorp, a bank holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services and products both directly and through private-label affinity partner programs nationwide. The Bancorp Bank, through Philadelphia Private Bank, its regional community bank division, serves the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
andres.viroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
	(dollars in thousands except per share data)		(dollars in thousands except per share data)
Condensed income statement
Net interest income	$10,808	$7,362	$21,034	$13,832
Provision for loan and lease losses	700	550	1,300	1,050
Non-interest income	1,433	1,291	2,733	2,305
Non-interest expense	6,493	5,094	12,866	9,858

Net income from operations	5,048	3,009	9,601	5,229
Payment expense from redemption of trust preferred
subordinated debt	—	—	—	(1,285)

Net income before income tax expense	5,048	3,009	9,601	3,944
Income tax expense	1,880	1,127	3,578	1,496

Net income	3,168	1,882	6,023	2,448
Less preferred stock dividends and accretion	(27)	(204)	(54)	(408)
Income allocated to Series A preferred shareholders	(20)	(141)	(40)	(186)

Net income available to common shareholders	$3,121	$1,537	$5,929	$1,854

Basic earnings per share excluding loss from early redemption
of trust preferred securities net of tax expense of $436,000	$0.23	$0.12	$0.43	$0.21

Basic earnings per share from early redemption
of trust preferred securities net of tax expense of $436,000	$—	$—	$—	$(0.06)

Basic earnings per share	$0.23	$0.12	$0.43	$0.15

Diluted earnings per share excluding loss from early redemption
of trust preferred securities net of tax expense of $436,000	$0.22	$0.12	$0.42	$0.21

Diluted earnings per share from early redemption
of trust preferred securities net of tax expense of $436,000	$—	$—	$—	$(0.06)

Diluted earnings per share	$0.22	$0.12	$0.42	$0.15

Weighted average shares — basic	13,666,113	12,414,366	13,651,127	12,305,548
Weighted average shares — diluted	14,302,418	12,849,131	14,242,107	12,699,731

Pro forma calculation of net income and
earnings per share for FAS 123® (1)
Net income as reported		$1,882		$2,448
Less stock-based compensation costs under fair value
method for all awards		—		(1,769)

Pro forma net (loss) income		1,882		679
Less preferred stock dividends and accretion		(204)		(408)
Less preferred stock dividends and accretion		(141)		(51)

Net loss available to common shareholders		1,537		220
Basic earnings per share, pro forma		$0.12		$0.02

Diluted earnings per share, pro forma		$0.12		$0.02

	June 30,	March 31,	December 31,	June 30,
	2006	2006	2005	2005
Condensed balance sheet
Assets
Federal funds sold	$118,918	$129,623	$89,437	$4,858
Investment securities	113,725	113,603	103,596	107,860
Loans	842,822	761,783	681,582	556,421
Allowance for loan and lease losses	(6,751)	(6,074)	(5,513)	(4,610)
Other assets	36,645	33,554	48,369	72,437

Total assets	$1,105,359	$1,032,489	$917,471	$736,966

Liabilities and shareholders’ equity
Transaction accounts	$479,691	$510,151	$467,826	$323,972
Time deposits	417,164	335,911	264,762	233,094

Total deposits	896,855	846,062	732,588	557,066
Other borrowings	64,569	44,985	46,908	45,252
Other liabilities	3,210	4,025	3,028	3,964
Shareholder’s equity	140,725	137,417	134,947	130,684

Total liabilities and shareholders’ equity	$1,105,359	$1,032,489	$917,471	$736,966

	Second	First	Fourth	Second
	quarter	quarter	quarter	quarter
	average 2006	average 2006	average 2005	average 2005
Average condensed balance sheet
Assets
Federal funds sold	$57,762	$67,130	$63,742	$65,345
Investment securities	112,885	110,689	104,888	105,558
Loans	803,704	701,090	631,554	530,003
Allowance for loan and lease losses	(6,359)	(5,775)	(5,268)	(4,278)
Other assets	35,614	38,092	42,237	37,173

Total assets	$1,003,606	$911,226	$837,153	$733,801

Liabilities and shareholders’ equity
Transaction accounts	$474,392	$452,304	$413,473	$347,151
Time deposits	348,607	271,170	259,073	212,781

Total deposits	822,999	723,474	672,546	559,932
Other borrowings	37,130	48,700	28,492	43,322
Trust preferred	—	—	—	—
Guaranteed preferred interest in Company’s
subordinated debt	—	—		—
Other liabilities	4,972	3,344	2,176	3,324
Shareholders’ equity	138,505	135,708	133,939	127,223

Total liabilities and shareholders’ equity	$1,003,606	$911,226	$837,153	$733,801

	June 30,	March 31,	December 31,	June 30,
	2006	2006	2005	2005
	Amount	Amount	Amount	Amount

Loan Portfolio
Commercial	$136,892	$121,756	$119,654	$96,775
Commercial mortgage	238,406	222,746	190,153	167,185
Construction	227,842	199,292	168,149	133,962

Total commercial loans	603,140	543,794	477,956	397,922
Direct financing leases, net	92,729	90,145	81,162	73,863
Residential mortgage	67,823	64,658	62,378	47,115
Consumer loans and others	79,867	63,961	61,017	38,205

	843,559	762,558	682,513	557,105
Unamortized costs	(737)	(775)	(931)	(684)

Total loans, net of unamortized fees and costs	$842,822	$761,783	$681,582	$556,421

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Selected operating ratios
Return on average assets	1.26%	1.03%	1.26%	0.73%
Return on average equity	9.15%	5.92%	8.80%	3.91%
Net interest margin	4.43%	4.20%	4.53%	4.31%
Efficiency ratio	53.04%	58.87%	54.13%	69.05%
Book value per share	$10.20	$9.61	$10.20	$9.61

	As of or for the period ended
	June 30,
	2006	2005
Asset quality ratios
Nonperforming loans to total loans	0.04%	0.20%
Nonperforming assets to total assets	0.03%	0.15%
Allowance for loan and lease losses to total loans	0.80%	0.83%
Nonaccrual loans	$—	$205
Loans 90 days past due still accruing interest	$313	$1,087

(1) As disclosed in Form 10-Q for the three months ended June 30, 2005